UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2005

GLOBAL IMAGING SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24373	59-3247752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3820 Northdale Blvd., Suite 200A, Tampa, FL 33624

(Address of principal executive offices - zip code)

(813) 960-5508

(Registrant’s telephone number, including area code)

Not applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into a Material Definitive Agreement.

Item 1.01(a). On April 1, 2005, Global Imaging Systems, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Paul A. Schulman, Senior Vice President – Business Development. The initial term of the Agreement is three (3) years. The Agreement provides that Mr. Schulman’s annual salary will be $285,000 and his annual performance bonus will be up to 60-115% of his annual base salary.

Additionally, the Agreement provides that Mr. Schulman will receive annual grants of options to purchase 10,000 shares of the Company’s common stock. The options vest ratably over five (5) years. The Agreement also provides that Mr. Schulman will receive a restricted stock grant of 10,000 shares of the Company’s common stock on April 1, 2005. The restricted stock vests over five (5) years with 20% vesting on the third anniversary of the date of grant, 30% on the fourth anniversary of the date of grant, and 50% on the fifth anniversary of the date of the grant. Unvested shares are subject to forfeiture if Mr. Schulman retires before the third anniversary of the date of the Agreement or the Company terminates his employment for cause. Vesting may be accelerated upon a change of control, death or disability. A copy of the Agreement is incorporated herein as Exhibit 10 filed with this Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit 10 – Employment Agreement Dated April 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2005	GLOBAL IMAGING SYSTEMS, INC.

	By:	/s/ Lawrence Paine
Lawrence Paine
Vice President and General Counsel